UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) August 19, 2016

SUNLINK HEALTH SYSTEMS, INC.

(Exact Name Of Registrant As Specified In Charter)

Ohio	1-12607	31-0621189
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Circle 75 Parkway, Suite 1120, Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (770) 933-7000

(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A-2. below:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The business strategy of SunLink Health Systems, Inc. (“SunLink” or the “Company”) is to focus its efforts on improving internal operations of its existing its pharmacy business and healthcare facilities and on the sale or disposition of its underperforming assets. The Company considers dispositions of facilities and operations based on a variety of factors in addition to under-performance, including asset values, return on investments and competition from existing and potential competitors, capital improvement needs, prevailing reimbursement rates for drugs and medical services under various Federal and state programs (e.g., Medicare and Medicaid) and by private payors, corporate strategy and other corporate objectives. The Company also is considering, subject to available funds, potential healthcare facility upgrades and improvements.

On August 19, 2016, the Company’s Southern Health Corporation of Dahlonega, (“Dahlonega”) d/b/a Chestatee Regional Hospital (“Chestatee”) subsidiary sold substantially all of the assets and certain liabilities of Chestatee Regional Hospital (“Chestatee”) in Dahlonega, Georgia through an Asset Purchase Agreement (“the Agreement”) with Durall Capital Holdings, LLC (“Buyer”) for $15,000,000 subject to adjustment for the book value of certain assets purchased and certain liabilities assumed at the sale date. A portion of the net proceeds will be allotted for the payment of debt and the balance will retained for working capital and general corporate purposes.

As of the June 30, 2015 balance sheet, the total assets sold by Chestatee were approximately 15.87% percent of SunLink’s total assets and, accordingly, constituted the disposition of discontinued operations under ASC 205, Presentation of Financial Statements, and ASC 360, Property, Plant, and Equipment.

Item 9.01	Financial Statements and Exhibits.

d. Exhibits. The following exhibits are filed with this report:

Exhibit 99.1 – SunLink Health Systems, Inc. Press Release dated August 19, 2016.

Exhibit 99.2 – Asset Purchase Agreement dated August 19, 2016 between Southern Health Corporation of Dahlonega, Inc. and Durall Capital Holdings, LLC.

Exhibit 99.3 – Limited Waiver dated August 10, 2016 among Southern Health Corporation of Houston, Inc., Crown Healthcare Investments, LLC, SunLink Health Systems, Inc. and Bank SNB.

Exhibit 99.4 – Lease Agreement dated July 1, 2016 between SunLink Healthcare Professional Property, LLC and Piedmont Mountainside Hospital, Inc.

Exhibit 99.5 – Unaudited Pro Forma Condensed balance sheet of SunLink Health Systems, Inc. as of March 31, 2016 and June 30, 2015 and Unaudited Pro Forma Condensed statement of earnings and loss for the nine months ended March 31, 2016 and the fiscal years ended June 30, 2015, 2014 and 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SUNLINK HEALTH SYSTEMS, INC.

By:	/s/ Mark J. Stockslager
Name:	Mark J. Stockslager
Title:	Chief Financial Officer

Dated: August 25, 2016

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	SunLink Health Systems, Inc. Press Release dated August 19, 2016.

99.2	Asset Purchase Agreement dated August 19, 2016 between Southern Health Corporation of Dahlonega, Inc. and Durall Capital Holdings, LLC.

99.3	Limited Waiver dated August 10, 2016 among Southern Health Corporation of Houston, Inc., Crown Healthcare Investments, LLC, SunLink Health Systems, Inc. and Bank SNB.

99.4	Lease Agreement dated July 1, 2016 between SunLink Healthcare Professional Property, LLC and Piedmont Mountainside Hospital, Inc.

99.5	Unaudited Pro Forma Condensed balance sheet of SunLink Health Systems, Inc. as of March 31, 2016 and June 30, 2015 and Unaudited Pro Forma Condensed statement of earnings and loss for the nine months ended March 31, 2016 and the fiscal years ended June 30, 2015, 2014 and 2013.

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